Alpine 4 Holdings (ALPP) Selects a New Chairwoman in Addition to a New Financial Expert to its Board of Directors

Thursday, April 7, 2022 2:45 PM

Alpine 4 Technologies, Ltd.

PHOENIX, AZ / ACCESSWIRE / April 7, 2022 / Alpine 4 Holdings, Inc. (NASDAQ:ALPP), a leading operator and owner of small market businesses announced today, that its Nomination Committee made the recommendation to move to a rotating Board Chairmanship to give more board members exposure to the operating side of Alpine 4 and its subsidiaries and to ensure a continued fresh perspective on the Board of Directors. The recommendation was approved, and Mrs. Gerry Garcia was named as the inaugural Chairwoman effective April 6th, 2022. The Nomination Committee also recommended the addition of Andy Call to join the Alpine 4 Board of Directors and fill the role of Financial Expert on the Audit Committee.

Mrs. Garcia is a finance and operations executive with more than 18 years of business experience. For the past eight years, Mrs. Garcia has been the Director of Operations and is responsible for a multimillion-dollar budget. Mrs. Garcia has also spent the last 16 years serving as a member of multiple Boards of Directors for various non-profit 501(c)(3) organizations, helping guide them through the complex corporate landscape that non-profit 501(c)(3)'s need access to. The Alpine 4 Board of Directors feels that her knowledge of financial/strategic planning, reporting, budget analysis, and fiduciary prudence from prior Boards will be paramount to upholding the company's financial accountability, stability, and strength and is excited to see her in the role of Chairwoman.

Mr. Andy Call is the Director of the School of Accountancy at the W. P. Carey School of Business at Arizona State University, and the Professional Advisory Board Professor of Accounting. Joining the school in 2013, Mr. Call rose through the ranks to eventually lead the School of Accounting in its research, curriculum, and outreach efforts. Professor Call researches various financial reporting topics, including the role of equity analysts in the capital markets, managers' voluntary disclosures of accounting information, and the role of whistleblowers in the discovery of financial misconduct. In the classroom, Professor Call has taught at both the undergraduate and graduate levels. Andy has specialist background in Security Analysis, Management Guidance, and Whistleblowing. He has also contributed to or been published in 17 different publications including The Accounting Review, Journal of Accounting Research, and the Journal of Accounting and Economics, to name a few.

About Alpine 4 Holdings: Alpine 4 Holdings, Inc. (ALPP) is a NASDAQ traded conglomerate that acquires businesses that fit into its disruptive DSF business model of Drivers, Stabilizers, and Facilitators. At Alpine 4, we understand the nature of how technology and innovation can accentuate a business. Our focus is on how the adaptation of new technologies, even in brick-and-mortar businesses, can drive innovation. We also believe that our holdings should benefit synergistically from each other, have the ability to collaborate across varying industries, spawn new ideas, and create fertile ground for competitive advantages.

Four principles at the core of our business are Synergy. Innovation. Drive. Excellence. At Alpine 4, we believe synergistic innovation drives excellence. By anchoring these words to our combined experience and capabilities, we can aggressively pursue opportunities within and across vertical markets. We deliver solutions that not only drive industry standards, but also increase value for our shareholders.

Contact:

Investor Relations

investorrelations@alpine4.com

www.alpine4.com

Forward-Looking Statements: Certain statements and information in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995. The information disclosed in this press release is made as of the date hereof and reflects Alpine 4 most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Alpine 4 believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Alpine 4 disclaims any intention or obligation to update the forward-looking statements for subsequent events.

SOURCE: Alpine 4 Holdings, Inc.